Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 Nos. 33-20181, 33-35182, 2-90595) pertaining to the Chiron Corporation 1982 Stock Option Plan

(2)	Registration Statement (Form S-8 Nos. 33-23899 and 33-58305) pertaining to the Chiron Corporation 1988 Employee Stock Purchase Plan

(3)	Registration Statement (Form S-8 Nos. 33-44477, 33-65024, 33-65177, 333-10419, 333-28257, 333-81794) pertaining to the Chiron Corporation 1991 Stock Option Plan

(4)	Registration Statement (Form S-8 No. 33-45822) pertaining to the Chiron Corporation 1986 Incentive Stock Option Plan of IntraOptics, Inc.

(5)	Registration Statement (Form S-8 No. 33-63297) pertaining to the Chiron Corporation 1989 Stock Option Plan of Viagene, Inc.

(6)	Registration Statement (Form S-8 No. 333-42469) pertaining to the Chiron Corporation Supplemental Executive Retirement Plan

(7)	Registration Statement (Form S-8 No. 333-49229) pertaining to the Chiron Corporation 1997 Employee Stock Purchase Plan

(8)	Registration Statement (Form S-8 No. 333-121126) pertaining to the Chiron Corporation Supplemental Retirement Plan and Supplemental Executive Retirement Plan

(9)	Registration Statement (Form S-8 No. 333-118038) pertaining to the Chiron Corporation 2004 Stock Compensation Plan

(10)	Registration Statement (Form S-3/S-4 No. 33-43574) of Chiron Corporation

(11)	Registration Statement (Form S-3 No. 333-109045) of Chiron Corporation

(12)	Registration Statement (Form S-3 No. 333-67860) of Chiron Corporation

(13)	Registration Statement (Form S-3 No. 333-118948) of Chiron Corporation

of our report dated March 14, 2006 (except for Note 20, as to which the date is March 16, 2006), with respect to the consolidated financial statements and schedule of Chiron Corporation, and our report dated March 14, 2006 with respect to Chiron Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Chiron Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Palo Alto, California

March 16, 2006